Exhibit 10.3

HEALTH MANAGEMENT ASSOCIATES, INC.

AMENDED AND RESTATED 1996 EXECUTIVE INCENTIVE COMPENSATION PLAN

AWARD NOTICE

1.

Grant of Award. This award notice (“Award Notice”) serves to notify you that as of the Date of Grant, the Compensation Committee (the “Committee”) of the Board of Directors of Health Management Associates, Inc. (“Health Management”) hereby grants to you, under Health Management’s Amended and Restated 1996 Executive Incentive Compensation Plan (the “Plan”), a deferred stock award (the “Deferred Stock Award”) of Health Management Class A Common Stock, par value $0.01 per share (“Common Stock”). The number of shares in the Deferred Stock Award is set forth on the Deferred Stock Award Component Summary (Time Vesting Component) (the “Component Summary”).

2.

Terms and Conditions. The Deferred Stock Award is made on the terms and conditions set forth in the Component Summary, this Award Notice and the Plan. The Component Summary and the Plan are incorporated herein by reference and made a part of this Award Notice. A copy of the Plan is available from Health Management’s Human Resources Department upon request. You should review the terms of this Award Notice and the Plan carefully. The capitalized terms used and not defined in this Award Notice are defined in the Component Summary or the Plan.

3.	Vesting of Deferred Stock Award. Subject to the terms set forth in this Award Notice, the Deferred Stock Award will vest as follows:

a.

provided that you have remained an Eligible Person at all times from the Date of Grant until the first anniversary of the Date of Grant, one-fourth of the shares of Common Stock underlying the Deferred Stock Award will vest on the first anniversary of the Date of Grant;

b.

provided that you have remained an Eligible Person at all times from the Date of Grant until the second anniversary of the Date of Grant, an additional one-fourth of the shares of Common Stock underlying the Deferred Stock Award will vest on the second anniversary of the Date of Grant;

c.

provided that you have remained an Eligible Person at all times from the Date of Grant until the third anniversary of the Date of Grant, an additional one-fourth of the shares of Common Stock underlying the Deferred Stock Award will vest on the third anniversary of the Date of Grant; and

d.

Provided that you have remained an Eligible Person at all times from the Date of Grant until the fourth anniversary of the Date of Grant, the remaining one-fourth of the shares of Common Stock underlying the Deferred Stock Award will vest on the fourth anniversary of the Date of Grant.

4.

Effect of Death, Termination or Retirement. Without limiting the vesting requirements set forth in Section 3 of this Award Notice, if your employment with all “Employers” (herein defined as Health Management or one of its subsidiary hospitals or other majority-owned (directly or indirectly) or affiliated entities) terminates prior to the complete vesting of the Deferred Stock Award, or if you are otherwise not an Eligible

Person prior to the complete vesting of the Deferred Stock Award, any and all unvested portions of the Deferred Stock Award will be forfeited and will not vest. Notwithstanding the foregoing, if your employment with all Employers terminates:

a.	because of your retirement from all Employers on or after the age of 62, the Deferred Stock Award will continue to vest in the manner and on the dates set forth above; and

b.

because of your death or total and permanent disability, the Deferred Stock Award will continue to vest in the manner and on the dates set forth above; provided, however, that the portion, if any, of the Deferred Stock Award that will not have vested by the third anniversary of the date that you died or became totally and permanently disabled will be forfeited.

5.	Effect of Change In Control. Upon the occurrence of a Change In Control of Health Management, your rights will be determined in accordance with Section 9 of the Plan.

6.

Nature of Shares of Deferred Stock. The shares of deferred stock represent book-keeping entries only, and constitute Health Management’s unfunded and unsecured promise to issue shares of Common Stock to you on a future date. As a holder of shares of deferred stock, you have no rights other than the rights of a general creditor of Health Management.

7.

Issuance of Shares. Health Management shall, provided that the conditions to vesting specified in this Award Notice are satisfied, issue the shares of Common Stock representing the vested portion of the Deferred Stock Award as promptly as practicable following each vesting date, but in no event later than 30 days thereafter. The shares of Common Stock may be issued during your lifetime only to you, or after your death to your Beneficiary, or, in the absence of such Beneficiary, to your duly qualified personal representative.

8.

Rights as a Stockholder. Prior to the issuance of the shares of Common Stock pursuant to Section 7 of this Award Notice, you will not have any of the rights of a stockholder with respect to the shares of Common Stock underlying the Deferred Stock Award, including, but not limited to, the right to receive cash dividends, if any, as may be declared on such shares of Common Stock from time to time or the right to vote (in person or by proxy) such shares of Common Stock at any meeting of stockholders of Health Management. No Dividend Equivalents shall be paid with respect to the Deferred Stock Award.

9.

Restrictions on Issuance of Shares. If at any time Health Management determines that the listing, registration or qualification of the shares of Common Stock underlying the Deferred Stock Award upon any securities exchange or under any state or federal law, or the approval of any governmental agency, is necessary or advisable as a condition to the issuance of a certificate representing any vested shares of Common Stock under this Award Notice, such issuance may not be made in whole or in part unless and until such listing, registration, qualification or approval shall have been effected or obtained free of any conditions not acceptable to Health Management.

10.

Effect of Breach of Restrictive Covenants. Notwithstanding any other provision of this Award Notice, the unvested portion of the Deferred Stock Award shall be forfeited on the day on which you breach any provision of Section 11 of this Award Notice.

11.	Restrictive Covenants. In consideration of the grant of the Deferred Stock Award, you covenant and agree to observe each of the following promises:

a.

Non-solicitation/Employer Interests. During your employment and for 12 months after the termination of your employment, you will not, directly or indirectly (whether as director, stockholder, owner, partner, consultant, principal, employee, agent or otherwise): (i) solicit, induce, entice, hire, employ or attempt to employ any individual who was employed by an Employer on the date of the termination of your employment or who was employed by an Employer at any time during the 12-month period ending on the date of the termination of your employment; or (ii) take any action that is intended, or would reasonably be expected to, adversely affect an Employer, its business, reputation, or its relationship with its current or prospective patients, physicians, vendors, partners or service providers, or any individual or entity with which an Employer has a business relationship.

b.

Non-Disclosure. You will hold all of the Employers’ “Confidential Information” (defined below) in strictest confidence, and use it solely for the purpose of performing your duties for an Employer and for no other purpose. You will not otherwise, directly or indirectly, take, publish, use or disclose any of an Employer’s Confidential Information during your employment or thereafter, except as may be required by law; provided, that you have first given prompt written notice to the Employer of such legal requirement in enough time for the Employer to obtain an appropriate protective order or other remedy.

c.

Damages. You acknowledge that damages to an Employer resulting from any breach of this Section 11 will be substantial but difficult to ascertain. You therefore agree to indemnify and hold harmless each Employer and its directors, stockholders, and affiliated companies from and against any and all claims, suits, obligations, liabilities and expenses (including without limitation attorneys’ fees and expenses) arising out of or relating to any breach or nonperformance of the covenants and obligations set forth in this Section 11. You further agree that this provision for damages shall not limit or impair in any way an Employer’s right to obtain other remedies, or injunctive or other equitable relief, as specified herein.

d.

Enforcement. You acknowledge that without limiting the provisions of Section 11(c) of this Award Notice, if you violate this Section 11, an Employer may suffer irreparable harm and have no adequate remedy at law. You therefore consent to enforcement of your obligations under this Award Notice by means of a temporary injunction or other appropriate equitable relief in any competent court, without the necessity of proving the inadequacy of money damages, which shall be in addition to any other remedies an Employer may have under this Award Notice or otherwise. You hereby submit to the jurisdiction of the Courts of the State of Florida for the purpose of such enforcement. You hereby waive, and agree not to assert, as a defense in any such action or proceeding, any claim that you were not subject thereto or that venue is improper for lack of residence, inconvenient forum or otherwise. You agree that service of process may be made upon you by certified mail at your address last known to an Employer, and you waive your right to a jury trial.

e.

Terminology. For purposes of this Section 11, the term “Confidential Information” shall include trade secrets, know-how and other information that is disclosed to or acquired by you during or in the course of your employment that relates to the business of an Employer and is not generally available to the public or generally known in the industry in which an Employer is, or may become engaged, including without limitation, any formulas, patterns, devices, inventions, methods, techniques or processes, or combinations thereof, or compilations of information, records and specifications, acquisition and development data, which are owned by an Employer and regularly used in the operation of its business and any other information of an Employer relating to its services (offered or to be offered), research, development, marketing, pricing, customers, clients and prospective customers and clients, suppliers and potential suppliers, business methods, strategies, financial condition, personnel, plans, policies or prospects.

f.	Survival. The provisions of this Section 11 and your obligations hereunder shall survive any forfeiture of the Deferred Stock Award or any other termination of this Award Notice.

12.	Miscellaneous.

a.	Binding Agreement. This Award Notice is binding on and enforceable by and against the parties, their successors, legal representatives and assigns.

b.

Entire Agreement. This Award Notice constitutes the whole agreement between the parties relating to the subject matter hereof and supersedes any prior agreements or understandings related to such subject matter.

c.	Amendment of Award Notice. This Award Notice may not be amended, modified, or supplemented except by a written instrument executed by each of the parties hereto.

d.	Transferability.

i.

The Deferred Stock Award shall not be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability to any party (other than an Employer), or assigned or transferred other than by will or the laws of descent and distribution or to a Beneficiary upon your death. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Deferred Stock Award or any right or privilege conferred thereby contrary to the provisions of this Award Notice, or upon the sale or levy or attachment or similar process upon the rights and privileges conferred thereby, the Deferred Stock Award shall immediately become null and void.

ii.

The shares of Common Stock underlying the Deferred Stock Award may not be sold, assigned, transferred, pledged, hypothecated, margined or otherwise encumbered in any way prior to the vesting of such shares and the issuance of a stock certificate with respect thereto, whether by operation of law or otherwise, except by will or the laws of descent and distribution. After vesting and the issuance of a stock certificate with respect thereto, the sale or other transfer of the shares of Common Stock shall be subject to applicable laws and regulations under the Securities Act of 1933.

e.

Hedging Transactions Prohibited. You are prohibited from engaging in any hedging or monetization transactions involving the Deferred Stock Award, as more fully explained in the “Hedging Transactions” section of Health Management’s Addendum to Policy on Non-Public Information and Trading in HMA Securities – Pre-clearance and Blackout Procedures, as such Addendum or policy may be hereafter amended.

f.

No Right to Continued Employment. You understand that this Award Notice does not constitute a contract of employment and that you or an Employer may terminate your employment at any time, for any or no reason, with or without notice unless a specific term of employment has been agreed to in a separate writing signed by a duly authorized corporate officer of an Employer. Your right, if any, to continue to serve an Employer as an employee or otherwise will not be enlarged or otherwise affected by this Award Notice.

g.

Plan Controls. The Deferred Stock Award is subject to all of the provisions of the Plan, and is further subject to all the interpretations, amendments, rules and regulations that may from time to time be promulgated and adopted by Health Management’s Board of Directors or the Committee pursuant to the Plan. In the event of any conflict among the provisions of the Plan and this Award Notice, the provisions of the Plan will be controlling and determinative.

h.

Severability. If any provision of this Award Notice shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (i) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (ii) not affect any other provision of this Award Notice or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under this Award Notice shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under this Award Notice, and if the making of any payment in full or the provision of any other benefit required under this Award Notice in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under this Award Notice.

i.

Waiver. Any party’s failure to insist on compliance or enforcement of any provision of this Award Notice shall not affect its validity or enforceability or constitute a waiver of future enforcement of that provision or of any other provision of this Award Notice.

j.

Rights of Employer. This Award Notice does not affect the right of any Employer to take any corporate action whatsoever, including without limitation its right to recapitalize, reorganize or make other changes in its capital structure or business, merge or consolidate, issue bonds, notes, shares of common stock or other securities, including preferred stock, or options therefor, dissolve or liquidate, or sell or transfer any part of its assets or business.

e.

Rules of Construction. The headings given to the Sections of this Award Notice are solely as a convenience to facilitate reference, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

f.

Governing Law. This Award Notice will be governed by and construed in accordance with the laws of the State of Delaware (without giving effect to such State’s conflicts of law provisions), except that Section 11 and Section 12(f) of this Award Notice will be governed by and construed in accordance with the laws of the State of Florida (without giving effect to such State’s conflicts of law provisions) and except as may be superseded by applicable federal law.

g.

Section 409A. The Deferred Stock Award is intended to be exempt from or to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the treasury regulations promulgated and other official guidance issued thereunder, and shall be administered and interpreted consistent with such intention.

k.

Recoupment Policy. Without limiting any other provision hereof, the Deferred Stock Award is subject to the Recoupment Policy for Incentive Compensation set forth in Article VI, Section 8 of Health Management’s Corporate Governance Guidelines, as such policy or guidelines may be hereafter amended.

13.

Timely Acceptance. You must accept this Deferred Stock Award within 60 days following the date upon which the Smart Alert message announcing the Deferred Stock Award is delivered to the Smart Alert Inbox associated with your E*TRADE account. If you do not timely accept the Deferred Stock Award, the Deferred Stock Award will be forfeited. The foregoing language notwithstanding, Health Management may, at its sole discretion, waive the timely acceptance provision in this Section 13. Such waiver shall be effective only if it is in writing and signed by a duly authorized corporate officer of Health Management.

14.

Agreement to Terms. By your acceptance of the Deferred Stock Award, you acknowledge receipt of, and understand and agree to be bound by, this Award Notice and the Plan. You further acknowledge (a) that this Award Notice, the Plan and the Component Summary set forth the entire understanding between you and Health Management regarding the Deferred Stock Award, and (b) that this Award Notice, the Plan and the Component Summary supersede all prior oral and written agreements concerning the Deferred Stock Award.

Deferred Stock Award Component Summary (Time Vesting Component)	Health Management Associates, Inc. 5811 Pelican Bay Boulevard Naples, Florida 34108 (239) 598-3131

STEVEN CLIFTON	Grant Number: Plan: Date of Grant:	SP012823 1996 August 20, 2012

On August 20, 2012, you were granted a Deferred Stock Award. The terms and conditions of your Deferred Stock Award are contained in the Award Notice. This Deferred Stock Award Component Summary reflects the number of shares in the Time Vesting Component of your Deferred Stock Award.

Number of Shares - Time Vesting Component:	60,000

By your acceptance of the Award, you acknowledge receipt of, and understand and agree to be bound by, the Award Notice and the Plan. You further acknowledge (i) that the Award Notice, the Plan and the Component Summaries set forth the entire understanding between you and Health Management regarding the Award, and (ii) that the Award Notice, the Plan and the Component Summaries supersede all prior oral and written agreements concerning the Award.